SSBCITI FUNDS INC.:
The Humane Equity Fund
125 Broad Street
New York, New York 10004
August 22, 2002
Dear Stockholder:
A Special Meeting of stockholders of The Humane Equity Fund
(the "Fund"),
the only existing investment portfolio of SSBCiti Funds Inc.
(the "Company"), will
be held at the offices of Salomon Brothers Asset Management
Inc, 388 Greenwich
Street, New York, New York, 26th Floor, Conference Room N,
on Thursday,
September 19, 2002, at 3:00 p.m.
At the Meeting, you will be asked to approve a plan to
liquidate the Fund and
dissolve the Company. The Fund is the only existing
investment portfolio of the
Company. The Board of Directors has determined that a
complete liquidation of the
Fund and dissolution of the Company is advisable and in the
best interests of the
Fund and its stockholders. The Board of Directors strongly urges you to approve the
Plan of Liquidation adopted by the Board. As a stockholder,
you cast one vote for
each share you own.
If you cannot attend the Meeting, you may participate by
proxy. After you have
reviewed the enclosed materials, please cast your vote on
the enclosed proxy card.
Your vote on this matter is important. Please vote promptly
by completing
and signing the proxy card and returning it in the envelope
provided.
If you have any questions about the proposal to be voted on, or need help completing the proxy card or otherwise voting, please call us at 1-877-
552-5420.
Thank you for your participation in the Meeting.
Sincerely,
Heath B. McLendon
Chairman
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SSBCITI FUNDS INC.:
The Humane Equity Fund
125 Broad Street
New York, New York 10004
Question & Answer Supplement
This Question & Answer Supplement is intended to briefly
summarize for you
the information contained in the attached Proxy Statement. For more detailed information about the items to be voted on and instructions on how you
can vote, please
refer to the Proxy Statement and accompanying materials. No
matter how many
shares you own, your timely vote is very important! Please vote today by completing and mailing the enclosed proxy card! Thank you in advance
for your vote.
When and where is the Meeting?
A Special Meeting of stockholders will be held at the
offices of Salomon
Brothers Asset Management Inc, 388 Greenwich Street, New
York, New York, 26th
Floor, Conference Room N, on Thursday, September 19, 2002,
at 3:00 p.m.
Do I have to attend the Meeting in order to vote?
No. You do not have to attend the Meeting in order to cast
your vote. You
may vote by completing and mailing the proxy card that
accompanies these proxy
materials. Please see the instructions included in the proxy mailing for details on how to vote. Your timely vote is important!
Has the Board of Directors of the Company considered the
matter to be voted
upon?
The Board of Directors considered the matter at a meeting on
July 30, 2002. At
that meeting, all the Directors present, which constituted a quorum and a majority of the Board, voted to recommend that you vote in favor of the proposal to be voted on at the Meeting.
What proposals am I being asked to vote on?
PROPOSAL 1. Approval of the Plan of Liquidation and
Dissolution.
You are being asked to approve a plan to liquidate the Fund
and dissolve the
Company. The Fund commenced operations in 2000 and is the
only existing
investment portfolio of the Company. The assets of the Fund
have remained small
since its inception and never subsequently achieved the
growth in assets that was
originally anticipated. In light of the Fund's operating history and after consideration of alternative options, the Board of Directors determined
that the liquidation of
the Fund was advisable and in the best interests of the Fund and, at a meeting on July
30, 2002, all the Directors present, which constituted a quorum and a majority of the
Board, approved the liquidation of the Fund and the dissolution of the Company pursuant to the terms of a Plan of Liquidation.
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If the proposal to liquidate the Fund and dissolve the
Company is approved, the
Fund's assets will be liquidated and the proceeds will be distributed to Fund stockholders.
You are encouraged to read the full text of the enclosed
Proxy Statement,
which includes information about tax consequences of the
liquidation.
The Fund has been closed to purchases of new shares. Of
course, you may still
redeem all or any portion of your shares at any time until the date of liquidation of the Fund, which is expected to occur on or about September
27, 2002.
You are also eligible to exchange your shares for, or apply
the proceeds you
receive upon redemption of your shares or liquidation of the Fund towards, the purchase of Class Ashares of any Smith Barney open-end investment
company (mutual
fund) without the imposition of a sales charge. This
privilege is available for a
limited period expiring 30 days after the liquidation of the
Fund. If you wish to
exercise this privilege before receipt of your liquidation distribution, please call the Fund at 1-877-522-5420 or the Smith Barney Shareholder
Services Group at
1-800-451-2010. If you wish to exercise this privilege after receipt of your liquidation distribution, please call the Smith Barney Shareholder
Services Group at
1-800-451-2010.
PROPOSAL 2. Any other business that may properly come before the
Meeting or any adjournment(s) or postponement(s) thereof.
At this time, there is no other business that we are aware
of.
This Question & Answer Supplement is intended to provide
only a brief summary
of the matter to be voted on at the Special Meeting of
stockholders. Please refer
to the attached Proxy Statement, which contains more
detailed information to help
you reach an informed decision on how to vote. We urge you
to vote promptly in
order to avoid the additional costs associated with a second proxy solicitation.
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SSBCITI FUNDS INC.:
The Humane Equity Fund
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
August 22, 2002
To the Stockholders of The Humane Equity Fund:
A Special Meeting of stockholders of The Humane Equity Fund
(the "Fund"),
an investment portfolio of SSBCiti Funds Inc. (the
"Company"), will be held at the
offices of Salomon Brothers Asset Management Inc, 388
Greenwich Street, New
York, New York, 26th Floor, Conference Room N, on Thursday,
September 19,
2002, at 3:00 p.m., for the purpose of considering and
voting upon:
1. The approval of a Plan of Liquidation and Dissolution
(Proposal 1); and
2. Any other business that may properly come before the
meeting or any
adjournment(s) or postponement(s) thereof.
The Board of Directors unanimously recommends that you vote
in favor of
Proposal 1.
The close of business on August 7, 2002 has been fixed as
the record date for
the determination of stockholders entitled to notice of, and to vote at, the Special
Meeting of stockholders or any adjournment(s) or
postponement(s) thereof.
If you have any questions about the proposals to be voted
on, or need help completing
the proxy card or otherwise voting, please call 1-877-552-
5420.
By Order of the Board of Directors,
Christina T. Sydor
Secretary
TO AVOID UNNECESSARYEXPENSE OFFURTHER SOLICITATION,
WE URGE YOU TO INDICATE VOTING INSTRUCTIONS ON THE
ENCLOSED PROXY CARD, DATE AND SIGN IT AND RETURN IT
PROMPTLY IN THE ENVELOPE PROVIDED, NO MATTER HOW
LARGE OR SMALLYOUR HOLDINGS MAY BE.
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INSTRUCTIONS FOR SIGNING PROXY CARDS
The following general rules for signing proxy cards may be
of assistance to you
and avoid the time and expense involved in validating your vote if you fail to sign your proxy card properly.
1. Individual Accounts: Sign your name exactly as it appears in the registration
on the proxy card.
2. Joint Accounts: Either party may sign, but the name of
the party signing
should conform exactly to a name shown in the registration
on the proxy
card.
3. Other Accounts: The capacity of the individual signing
the proxy card
should be indicated unless it is reflected in the form of
registration. For
example:
Registration Valid Signature ___________ ______________
Corporate Accounts
(1) ABC Corp.. . . . . . . . . . . . . . . . . . . . . . . .
.. . . . ABC Corp. (by John Doe,
Treasurer)
(2) ABC Corp.. . . . . . . . . . . . . . . . . . . . . . . .
.. . . . John Doe, Treasurer
(3) ABC Corp.
c/o John Doe, Treasurer. . . . . . . . . . . . . . . . John
Doe
(4) ABC Corp. Profit Sharing Plan . . . . . . . . . . . .
John Doe, Trustee
Trust Accounts
(1) ABC Trust . . . . . . . . . . . . . . . . . . . . . . .
.. . . . . Jane B. Doe, Trustee
(2) Jane B. Doe, Trustee
a/t/d 12/28/78. . . . . . . . . . . . . . . . . . . . . . .
.. Jane B. Doe
Custodian or Estate Accounts
(1) John B. Smith, Cust.
f/b/o John B. Smith, Jr. UGMA. . . . . . . . . . John B.
Smith
(2) John B. Smith . . . . . . . . . . . . . . . . . . . . .
.. . . . John B. Smith, Jr., Executor
Your vote is important. PLEASE TAKE A MOMENT TO SIGN
AND RETURN YOUR PROXY CARD(S) IN THE ENCLOSED
POSTAGE PAID RETURN ENVELOPE. For more information, please
call
1-877-552-5420.
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SSBCITI FUNDS INC.:
The Humane Equity Fund
PROXY STATEMENT
This proxy statement is furnished in connection with the
solicitation of proxies
by and on behalf of the Board of Directors of SSBCiti Funds
Inc. (the "Company")
for use at a special meeting of stockholders of The Humane
Equity Fund (the
"Fund"), the sole investment portfolio of the Company and
any adjournment(s) or
postponement(s) thereof (the "Meeting"). The Meeting will be held at the offices
of Salomon Brothers Asset Management Inc, 388 Greenwich
Street, New York,
New York, 26th Floor, Conference Room N, on Thursday,
September 19, 2002, at
3:00 p.m. for the purposes set forth in the accompanying
Notice of Special Meeting
of Stockholders. This proxy statement and the accompanying
form of proxy are first
being mailed to stockholders on or about August 22, 2002. Stockholders who execute proxies retain the right to revoke them in person at the Meeting or by written notice received by the Secretary
of the Company at any
time before they are voted. Unrevoked proxies will be voted
in accordance with the
specifications thereon and, unless specified to the
contrary, will be voted FOR the
proposal set forth below (the "Proposal"). The close of
business on August 7, 2002
has been fixed as the record date (the "Record Date") for
the determination of stockholders
entitled to notice of, and to vote at, the Meeting. Each
stockholder is entitled
to one vote for each full share (a "Share") of common stock
of the Fund and an
appropriate fraction of a vote for each fractional Share
held of record on the Record
Date, with no Shares having cumulative voting rights. The
number of Shares of the
Fund issued and outstanding as of the Record Date is
[__________].
Aquorum is constituted by the presence in person or by proxy of the holders of
record of a majority of the outstanding Shares of the Fund
entitled to vote at the
Meeting. In the event that a quorum is not present at the Meeting, or in the event that a quorum is present but sufficient votes to approve or
reject the Proposal in this
proxy statement are not received, the persons named as
proxies may propose one or
more adjournments or postponements of the Meeting to a date
not more than 120
days after the Record Date to permit further solicitation of proxies. Any such
adjournment or postponement will require the affirmative
vote of a majority of those
Shares present at the Meeting in person or by proxy. The
persons named as proxies
will vote those proxies which they are entitled to vote FOR
or AGAINST any such
proposal at their discretion. A stockholder vote may be
taken on the Proposal in this
proxy statement prior to any such adjournment if sufficient votes have been received for approval.
The principal executive office of the Company is located at
125 Broad Street,
New York, New York 10004.
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Salomon Brothers Asset Management Inc ("SBAM"), whose
principal business
address is 388 Greenwich Street, New York, New York 10013,
serves as investment
manager to the Fund. SBAM is a wholly-owned subsidiary of
Citigroup Inc.
PROPOSAL 1:
APPROVAL OF THE PLAN OF LIQUIDATION AND DISSOLUTION
Background
The Fund commenced operations on February 2, 2000 and since
that date
through the period ending July 22, 2002, the Fund's net
assets have grown to only
$6.40 million. The anticipated growth of the Fund's assets
through increased sales
of shares has not been achieved.
Because the Fund has not been able to maintain a higher net
asset level, the
operating expense ratio for the Fund's shares has remained
relatively high. SBAM
has waived all of its investment advisory fees for the nine-month fiscal period ending
June 30, 2002, the year ended September 30, 2001 and the
period ended
September 30, 2000. In addition, SBAM reimbursed the Fund
for expenses of
$69,489, $41,195 and $126,790, respectively. Under these fee waivers and reimbursement arrangements, the operating expense ratios for the Fund were
1.45% for
the nine-month fiscal period ending June 30, 2002, 1.45% for the year ended
September 30, 2001 and 1.44% for the period ended September
30, 2000. Without
such fee waivers and reimbursements by SBAM, the operating
expense ratios would
have been 3.20%, 2.53% and 4.02%, respectively.
SBAM believes it is unlikely that the Fund will experience
material growth in
assets in the foreseeable future. Both SBAM and the Board of
Directors of the
Company believe that it would not be in the best interests
of the Fund's stockholders
for the Fund to continue in operations with an investment portfolio of approximately
$6.40 million. SBAM believes that it would be difficult to
manage a
portfolio of that size in light of the Fund's investment objectives and the tax requirements applicable to the Fund under the Internal Revenue Code of
1986, as amended
(the "Code"). Because of the inefficiencies, higher costs
and disadvantageous
economies of scale attendant with the Fund's small asset
base, SBAM has concluded
that it would be in the best interests of the Fund and its stockholders to liquidate the
Fund and has recommended that this course of action be
considered by the Fund's
Board of Directors.
At a meeting held on July 30, 2002, the Board considered
various alternatives
for the Fund, including (i) increasing the size of the Fund through special marketing efforts, (ii) merging the Fund with another investment company with a similar focus, and (iii) liquidating the Fund. The Board considered each alternative and concluded that a prompt liquidation of the Fund was the alternative that was in the best interests of stockholders of the Fund. The Board believed that further marketing efforts
would not be successful in increasing the Fund's size sufficiently to permit the Fund to assume the payment of all its expenses. The merger of the
Fund with a similar
investment company was not considered a viable option.
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Based upon the foregoing considerations and other relevant
factors, the Board
concluded that the liquidation of the Fund and subsequent
dissolution of the
Company was advisable and in the best interests of the
Fund's stockholders at the
present time.
The Board, including a majority of the Directors who are not
"interested persons"
of the Fund (as that term is defined in the Investment
Company Act of 1940,
as amended (the "1940 Act")), then adopted resolutions
approving the Plan of
Liquidation and Dissolution of the Company (the "Plan"),
declaring the proposed
liquidation and dissolution pursuant to the provisions of
the Plan advisable and
directing that the Plan be submitted to the stockholders of the Fund for their consideration.
In connection with the proposal, SBAM or one of its
affiliates will bear the
costs associated with the liquidation of the Fund, which are expected to total approximately
$25,000.
As of July 22, 2002, the net asset value per share of the
Fund's shares was
$5.65. The value of the Fund's assets may increase or decrease prior to the distribution of the assets to the Fund's stockholders.
Summary of Plan of Liquidation and Dissolution
The following summary does not purport to be complete and is subject in all
respects to the provisions of, and is qualified in its entirety by reference to, the Plan which is attached to this Proxy Statement as Exhibit A.
Stockholders are urged to
read the Plan in its entirety.
The Plan will become effective only upon its adoption and
approval by the
holders of a majority (as defined in the 1940 Act) of the outstanding shares of the
Fund (the "Effective Date"). The Plan provides for (1) the
complete liquidation of
the assets of the Fund, (2) distribution of the proceeds to stockholders, (3) winding up the Fund's and the Company's business and affairs and (4)
dissolution of the
Company. If the Plan is approved, SBAM will undertake to
liquidate the Fund's
assets on such terms and conditions as SBAM, under the
supervision of the Board,
shall determine to be reasonable and in the best interests
of the Fund and its stockholders.
All expenses incurred by SBAM in carrying out the Plan will
be borne by
SBAM or one of its affiliates.
The Plan provides that the Board of Directors has the
authority to modify or
amend the provisions of the Plan at any time without
stockholder approval, if the
Board of Directors determines that such action would be
advisable and in the best
interests of the Fund and its stockholders. If any amendment or modification appears necessary and in the judgment of the Board of Directors will materially and adversely affect the interests of the Fund's stockholders, such an
amendment or modification
will be submitted to the stockholders for approval. In addition, the Plan authorizes the Board to abandon the Plan without stockholder approval
at any time prior to the
filing of Articles of Dissolution with the State Department
of Assessments and
Taxation of Maryland if the Board of Directors determines
that such abandonment
would be advisable and in the best interests of the Fund's
stockholders.
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Closing of Books and Restrictions on Transfer of Shares
After the Effective Date, the Board will set a distribution
record date on which
the books of the Company will be closed and the
proportionate interests of stockholders
in the assets of the Fund will be fixed on the basis of
their holdings.
Stockholders holding Fund shares as of the close of business on the distribution
record date will receive a Liquidation Distribution, as
defined below, without any
further action on their part. Thereafter, unless the books
of the Company are
reopened because the Plan cannot be carried into effect
under the laws of the State
of Maryland or otherwise, the stockholders' respective interests in the Fund's assets will not be transferable by the negotiation of share
certificates.
Liquidation Value
If the Plan is adopted by the Fund's stockholders at the
Meeting, as soon as
practicable after the consummation of the sale of the Fund's portfolio securities and the payment of all of the Fund's and the Company's known expenses, charges, liabilities and other obligations, including those expenses incurred in
connection with
the liquidation, the officers of the Fund will establish a date for the distribution of the Fund's assets (such date, the "Liquidation Date"). The Fund will distribute pro rata on the Liquidation Date to its stockholders of record
as of the close of business
on the date immediately preceding the Liquidation Date all
of the remaining assets
of the Fund in complete cancellation and redemption of all the outstanding shares of the Fund, except for cash, bank deposits or cash equivalents in an estimated amount necessary to (i) discharge any unpaid liabilities and obligations of the Fund on the
Fund's books on the Liquidation Date and (ii) pay or provide for the payment of such contingent liabilities as the Board shall reasonably deem to exist against the assets of the Fund on the Fund's books (such distribution, the "Liquidation Distribution").
SBAM will seek to sell the Fund's portfolio at prevailing market prices, consistent with an orderly liquidation and taking into account the best interests of the Fund and its stockholders in light of the circumstances in which the sales occur. The Fund will incur brokerage commissions, which reduce the proceeds
available for distribution
to stockholders. Although the Fund values its securities
each day on the basis of current
market prices for the sale of such securities, the actual
amount realized by the
Fund will depend on the market conditions at the time of
such transactions. Actual
liquidation expenses and portfolio transaction costs may
vary.
Liquidation Distribution
At present, the dates on which the Fund will be liquidated
and on which the
Company will pay the Liquidation Distribution to Fund
stockholders are uncertain,
but it is anticipated that if the Plan is adopted by the stockholders, the liquidation of the portfolio will be completed within approximately one
week and the Liquidation
Distribution will be made shortly after liquidation of the
portfolio is completed.
There can be no assurance, however, that the Liquidation
Distribution will occur
within this time frame.
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Federal Income Tax Consequences
The following summary provides general information with
regard to the federal
income tax consequences to stockholders on receipt of the
Liquidation Distribution
from the Company pursuant to the provisions of the Plan.
This summary also discusses
the effect of federal income tax provisions on the Company
resulting from the
liquidation of the Fund and dissolution of the Company;
however, the Company has
not sought a ruling from the Internal Revenue Service (the
"Service") with respect
to the liquidation of the Fund and dissolution of the Company. The statements below are, therefore, not binding upon the Service, and there can be no assurance that the
Service will concur with this summary or that the tax consequences to any stockholder upon receipt of the Liquidation Distribution will be as set
forth below.
This summary is based on the tax laws and regulations in
effect on the date of
this Proxy Statement, all of which are subject to change by legislative or administrative action, possibly with retroactive effect.
The information below is only a summary of some of the
federal tax consequences
generally affecting the Company and its individual U.S.
stockholders resulting
from the liquidation of the Fund and dissolution of the
Company. This summary
does not address the particular federal income tax consequences applicable to stockholders other than U.S. individuals nor does it address state or
local tax consequences.
The tax consequences discussed herein may affect
stockholders differently
depending on their particular tax situations unrelated to
the Liquidation Distribution,
and accordingly, this summary is not a substitute for
careful tax planning on an individual
basis. Stockholders are encouraged to consult their personal tax advisers concerning their particular tax situations and the impact thereon on
receiving the
Liquidation Distribution. The receipt of the Liquidation Distribution may result in tax consequences that are unanticipated by stockholders.
As discussed above, pursuant to the Plan, the Company will
sell its assets, pay
or make provisions for the payment of all liabilities, distribute the remaining proceeds to its stockholders and dissolve. The Company anticipates
that the Company
will retain its qualification as a regulated investment company under the Code during the liquidation period and, therefore, will not be taxed on
any of its net capital
gains realized from the sale of its assets.
For federal income tax purposes, a stockholder's receipt of
the Liquidation
Distribution will be a taxable event and will be treated as
a sale of the stockholder's
shares of the Company in exchange for the Liquidation Distribution. Each stockholder will recognize a gain or loss in an amount equal to the
difference between the
Liquidation Distribution he or she receives from the Company and the adjusted tax
basis in his or her shares. If the shares are held as a capital asset, the gain or loss will generally be characterized as a capital gain or loss. If the shares have been held for more than one year, any gain will constitute a long-term capital gain taxable to individual stockholders at a maximum rate of 20%, and any loss will
constitute a longterm
capital loss. If at the time of receiving the Liquidation
Distribution, the
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stockholder has held the shares for not more than one year, any gain or loss will generally
be a short-term capital gain or loss. If, however, the
stockholder has held the
shares for six months or less and has received capital gains dividends with respect to the shares, any loss realized will be a long-term capital loss to the extent of such capital gains dividends.
If a stockholder has failed to furnish a correct taxpayer
identification number
or has failed to certify that he or she has provided a correct taxpayer identification number and that he or she is not subject to "backup
withholding," the stockholder
may be subject to a 30% backup withholding tax with respect
to the Liquidation
Distribution. An individual's taxpayer identification number is his or her social
security number. The backup withholding tax is not an
additional tax and may be
credited against a taxpayer's federal income tax liability. Stockholders will be notified of their respective shares of ordinary and capital gains dividends for the Fund's final fiscal year in normal
tax-reporting fashion.
Impact of the Plan on the Company's Status Under the 1940
Act
On the Effective Date, the Company will cease doing business as a registered
investment company and, as soon as practicable thereafter, will apply for de-registration under the 1940 Act. It is expected that the Securities and
Exchange
Commission will issue an order approving the de-registration of the Company if the
Company is no longer doing business as an investment
company. Accordingly, the
Plan provides for the eventual cessation of the Company's activities as an investment company and its de-registration under the 1940 Act, and a vote in favor of the Plan will constitute a vote in favor of such a course of action. Procedure for Dissolution Under Maryland Law
After the Effective Date, pursuant to the Maryland General
Corporation Law
and the Company's Charter and By-Laws, Articles of Dissolution stating that the dissolution has been authorized will in due course be executed,
acknowledged and filed
with the Maryland State Department of Assessments and
Taxation, and will become
effective in accordance with such law. When the Articles of
Dissolution become
effective, the Company will be legally dissolved, but
thereafter the Company will
continue to exist for the purposes of paying, satisfying and discharging any existing debts or obligations, collecting and distributing its
assets, and doing all other acts
required to liquidate and wind up its business and affairs, but not for the purpose of continuing the business for which the Company was organized.
The Company's
directors will be the trustees of its assets for purposes of liquidation after the acceptance of the Articles of Dissolution, unless and until a court
appoints a receiver. The
director-trustees will be vested in their capacity as trustees with full title to all the assets of the Company.
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Appraisal Rights
Stockholders will not be entitled to appraisal rights under Maryland law in connection with the Plan.
Redemption or Exchange of Shares
The Fund has been closed to purchases of new shares. Of
course, you may still
redeem all or any portion of your shares at any time until the date of liquidation of the Fund, which is expected to occur on or about September
27, 2002.
You are also eligible to exchange your shares for, or apply
the proceeds you
receive upon redemption of your shares or liquidation of the Fund towards, the purchase of Class Ashares of any Smith Barney open-end investment
company (mutual
fund) without the imposition of a sales charge. This
privilege is available for a
limited period expiring 30 days after the liquidation of the
Fund. If you wish to
exercise this privilege before receipt of your liquidation distribution, please call the Fund at 1-877-522-5420 or the Smith Barney Shareholder
Services Group at
1-800-451-2010. If you wish to exercise this privilege after receipt of your liquidation distribution, please call the Smith Barney Shareholder
Services Group at
1-800-451-2010.
Required Vote
Approval of Proposal 1 requires the affirmative vote of a
majority (as defined
in the 1940 Act) of the Fund's outstanding shares of common
stock as of the Record
Date. A"majority" is defined in the 1940 Act to mean (1) 67%
or more of the shares
present at the Meeting if holders of more than 50% of the shares are present or represented by proxy, or (2) more than 50% of the shares, whichever is
less. The Board
recommends that the stockholders vote FOR the proposed
liquidation of the Fund
and dissolution of the Company pursuant to the provisions of the Plan of Liquidation and Dissolution. The effect of abstentions and Broker Non-
Votes, as defined below,
is the same as a vote cast against the Proposal. However,
abstentions and Broker
Non-Votes will be recorded as present at the Meeting for the determination of a quorum.
"Broker Non-Votes" are shares held in the name of a broker
or nominee for
which an executed proxy is received by the Company, but are
not voted on the
Proposal because voting instructions have not been received
from the beneficial
owners or persons entitled to vote and the broker or nominee does not have discretionary voting power.
ADDITIONAL INFORMATION
Other Information Relating to the Company
Smith Barney Fund Management LLC, located at 125 Broad
Street, New York,
New York 10004, serves as the administrator to the Fund.
Salomon Smith Barney
Inc. serves as the distributor of the Fund. Its principal
address is 388 Greenwich
Street, New York, New York 10013.
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Beneficial Ownership
Exhibit B contains information about the beneficial
ownership by stockholders
of 5% or more of the Fund's outstanding shares, as of August 7, 2002. On that date, the Directors and officers of the Company, individually and as a group, owned beneficially less than 1% of the Fund's outstanding shares.
Stockholder Proposals
The Company is not required, and does not intend, to hold
regularly scheduled
annual meetings of stockholders. Stockholders wishing to submit proposals for consideration for inclusion in a proxy statement for a subsequent
stockholder meeting
should send their written proposal to the Secretary of the
Company at 300 First
Stamford Place, Fourth Floor, Stamford, Connecticut 06902,
in order that they are
received within a reasonable time before any such meeting.
If the Company is dissolved
as proposed, there will not be any future meetings of
stockholders.
Annual and Semi-Annual Reports to Stockholders
The Company will furnish, without charge, a copy of the
Fund's most recent
annual or semi-annual report to a stockholder of the Fund
upon request. Any such
request should be directed to the Fund's transfer agent,
Boston Financial Data
Services Inc., at 1-877-552-5420. The transfer agent's
principal address is P.O.
Box 55121, Boston, Massachusetts 02205-8964.
Other Business
The Board of Directors does not know of any other matter
which may come
before the Meeting. If, however, any other matters properly
come before the
Meeting, it is the intention of the persons named in the accompanying proxy card to vote thereon in accordance with their judgment.
Expenses of Proxy Solicitation
The costs of preparing, assembling and mailing material in
connection with this
solicitation of proxies will be borne by SBAM or one of its affiliates. Proxies may also be solicited personally by officers of the Company and by regular employees of
SBAM or their respective affiliates, or other
representatives or agents of the
Company, in addition to the use of mails. Brokerage houses, banks and other fiduciaries may be requested to forward proxy solicitation material to
their principals to
obtain authorization for the execution of proxies, and they
will be reimbursed by
SBAM or one of its affiliates for out-of-pocket expenses incurred in this connection.
The cost of the proxy solicitation is estimated to be
$20,000.
August 22, 2002
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EXHIBITA
SSBCITI FUNDS INC.
THE HUMANE EQUITY FUND
PLAN OF LIQUIDATION AND DISSOLUTION
The following Plan of Liquidation and Dissolution (the
"Plan") of The Humane
Equity Fund (the "Fund"), the only existing series of
SSBCiti Funds Inc. ("the
"Company"), a corporation organized and existing under the
laws of the State of
Maryland, which has operated since February 2, 2000 as an
open-end investment
company registered under the Investment Company Act of 1940, as amended (the
"1940 Act"), is intended to accomplish the complete liquidation of the Fund and dissolution of the Company in conformity with the provisions of the
Company's
Articles of Incorporation, dated July 26, 1999. The Board of
Directors of the
Company (the "Board") has declared that the Plan is
advisable and in the best interests
of the Fund's stockholders. The Board has directed that this
Plan be submitted
to the holders of the outstanding voting shares of the Fund
(each a "Stockholder"
and, collectively, the "Stockholders") for their adoption at the Special Meeting of
Stockholders and has authorized the distribution of a Proxy
Statement (the "Proxy
Statement") in connection with the solicitation of proxies
for such meeting. Upon
Stockholder approval of the Plan, the Fund shall completely
liquidate and the
Company shall dissolve in accordance with the requirements
of the 1940 Act, the
Maryland General Corporation Law (the "MGCL") and the
Internal Revenue Code
of 1986, as amended (the "Code"), as follows:
1. Adoption of Plan. The effective date of the Plan (the
"Effective Date") shall
be the date on which the Plan is adopted by the
Stockholders.
2. Cessation of Business. As soon as practicable after the
Effective Date of the
Plan, the Fund and the Company each shall cease its business as an investment company and shall not engage in any business activities except for
the purpose of paying,
satisfying and discharging any existing debts and
obligations, collecting and
distributing its assets, and doing all other acts required
to liquidate and wind up its
business and affairs in accordance with the Plan.
3. Restriction of Transfer and Redemption of Shares. After
the Effective Date,
the Board will set a distribution record date on which the
books of the Company
shall be closed and the proportionate interests of Stockholders in the assets of the
Fund shall be fixed on the basis of their respective holdings. Thereafter, unless the books of the Company are reopened because the Plan cannot be carried into effect
under the laws of the State of Maryland or otherwise, the
Stockholders' respective
interests in the Fund's assets shall not be transferable by the negotiation of share certificates.
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4. Liquidation of Assets. As soon as practicable after the
Effective Date, the
Fund and the Fund's investment adviser, Salomon Brothers
Asset Management Inc
("SBAM"), under the supervision of the Board, shall have the authority to engage in such transactions as may be appropriate for the Fund's
liquidation and the
Company's dissolution.
5. Provisions for Liabilities. The Fund shall pay or
discharge or set aside a
reserve fund for, or otherwise provide for the payment or discharge of, any liabilities and obligations, including, without limitation, contingent
liabilities.
6. Distribution to Stockholders. The officers of the Fund
shall establish a date
(the "Liquidation Date") for the distribution of the Fund's assets following the consummation of the sale of the Fund's portfolio securities and other
assets as provided
in section 4 and the payment of liabilities as provided in
section 5. In accordance
with section 331 of the Code and the MGCL the Fund will
distribute pro rata on the
Liquidation Date to its Stockholders of record as of the close of business on the date immediately preceding the Liquidation Date all of the
remaining assets of the Fund
in complete cancellation and redemption of all the
outstanding shares of the Fund,
except for cash, bank deposits or cash equivalents in an estimated amount necessary to (i) discharge any unpaid liabilities and obligations of
the Fund on the Fund's
books on the Liquidation Date and (ii) pay or provide for
the payment of such contingent
liabilities as the Board shall reasonably deem to exist
against the assets of the
Fund on the Fund's books (such distribution, the
"Liquidation Distribution"). The
Liquidation Distribution shall be deemed to include an
uncertificated right to the
holder's pro rata portion of any remaining reserves for contingencies; payment shall be made, upon the advice of counsel and with the approval of the members of the
Board acting in their capacity as liquidating trustees, upon the satisfaction of all known liabilities.
Each Stockholder not holding stock certificates of the Fund
will receive a
Liquidating Distribution equal to the Stockholder's proportionate interest in the net assets of the Fund. Each Stockholder holding stock
certificates of the Fund will
receive a confirmation showing such Stockholder's proportionate interest in the net assets of the Fund with an advice that such Stockholder will be paid in cash upon
return of the stock certificate.
All Stockholders will receive information concerning the
sources of the
Liquidation Distribution.
7. Notice of Liquidation. As soon as practicable after the
Effective Date, the
Company shall mail notice to the appropriate parties that
this Plan has been
approved by the Board and the Stockholders and that the Fund will be liquidating its assets, to the extent such notice is required under the
MGCL.
8. Filings. Following the Effective Date, the Company shall
prepare and file
Articles of Dissolution, Form N-8F under the 1940 Act and
any other documents as
are necessary to effect the dissolution and/or de-registration of the Company and its
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shares in accordance with the requirements of the Charter of the Company, the
MGCL, the Code, the 1940 Act and any other applicable
securities laws, and any
rules and regulations of the Securities and Exchange Commission or any state securities commission, including, without limitation, withdrawing any
qualification to
conduct business in any state in which the Company is so
qualified, as well as the
preparation and filing of any tax returns.
9. Amendment or Abandonment of Plan. The Board may modify or amend this
Plan at any time without Stockholder approval if it
determines that such action
would be advisable and in the best interests of the Fund and its Stockholders. If any amendment or modification appears necessary and in the
judgment of the Board will
materially and adversely affect the interests of the Stockholders, such an amendment or modification will be submitted to the Stockholders for approval. In addition, the
Board may abandon this Plan without Stockholder approval at
any time prior to the
filing of the Articles of Dissolution with the State
Department of Assessments and
Taxation of Maryland if it determines that abandonment would be advisable and in
the best interests of the Stockholders.
10. Powers of Board and Officers. The Board and the officers of the Company
are authorized to approve such changes to the terms of any
of the transactions
referred to herein, to interpret any of the provisions of this Plan, and to make, execute and deliver such other agreements, conveyances, assignments, transfers, certificates and other documents and take such other action as the Board
and the officers
of the Company deem necessary or desirable in order to carry out the provisions of
this Plan and effect the complete liquidation of the Fund
and dissolution of the
Company in accordance with the Code and the MGCL, including, without limitation,
filing of a Form N-8F with the Securities and Exchange
Commission, withdrawing
any state registrations of the Company and/or its shares,
withdrawing any
qualification to conduct business in any state in which the Company is so qualified and the preparation and filing of any tax returns. The members of the Board shall be the trustees of its assets for purposes of liquidation after the acceptance of the
Articles of Dissolution, unless and until a court appoints a receiver. The directortrustees will be vested in their capacity as trustees with full title to all the assets of
the Fund. The death, resignation or other disability of any director or any officer of the Company shall not impair the authority of the surviving
or remaining directors
or officers to exercise any of the power provided for in the
Plan.
11. Expenses. The expenses of carrying out the terms of this
Plan shall be
borne by SBAM or one of its affiliates, whether or not the liquidation contemplated by this Plan is effected.
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IN WITNESS WHEREOF, the Board of Directors of the Company
has caused
this Plan to be executed by the Company as of this 30th day
of July, 2002.
SSBCITI FUNDS INC.
By: _____________________________
Name: Heath B. McLendon
Title: President and Chairman
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EXHIBIT B
PRINCIPAL HOLDERS OF VOTING SECURITIES
As of August 7, 2002, the following stockholders were known
to the Company
to own beneficially 5% or more of the Shares of the Fund:
Humane Equity Fund
Percentage of
Shares Outstanding
Name and Address of Beneficial Owner Owned Fund Shares
B-1